UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 14, 2007 (September 12, 2007)

BEA Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22369	77-0394711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2315 North First Street

San Jose, California 95131

(Address of principal executive offices, including zip code)

(408) 570-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 12, 2007, BEA Systems, Inc., a Delaware corporation (the “Company”), received an Additional Staff Determination Letter from The Nasdaq Stock Market stating that the Company continues to be out of compliance with the filing requirements of Marketplace Rule 4310(c)(14) and, therefore, its common stock continues to be subject to delisting from The Nasdaq Global Select Market. The letter was anticipated due to the Company’s delay in filing its Form 10-Q for the second quarter ended July 31, 2007. The Company received similar Staff Determination Letters resulting from the delay in filing its Form 10-Qs for the quarters ended July 31, 2006, October 31, 2006 and April 30, 2007, and its Form 10-K for the fiscal year ended January 31, 2007, due to its ongoing stock option review.

As previously disclosed, on August 17, 2007, the Company received a letter from the Board of Directors of The NASDAQ Stock Market LLC (the “Nasdaq Board”) informing the Company that the Nasdaq Board called for review the July 9, 2007 decision of the Nasdaq Listing and Hearing Review Council (the “Listing Council”), and determined to stay, pending further review by the Nasdaq Board, the Listing Council’s decision to suspend the Company’s common stock from trading on The Nasdaq Global Select Market. The Listing Council had previously determined to suspend the Company’s securities from trading on August 23, 2007 if the Company did not file its delayed quarterly and annual reports with the Securities and Exchange Commission by August 21, 2007. Accordingly, the Company’s securities will remain listed on The Nasdaq Global Select Market during the review by the Nasdaq Board.

Also as previously disclosed, in August 2006, the Audit Committee of the Company’s Board of Directors initiated a review of the Company’s historical stock option grants. On December 4, 2006, the Company announced that it expected changes in certain stock option measurement dates to result in material, non-cash compensation expenses, and, therefore, that its previously issued financial statements should no longer be relied upon and that it would restate its financial statements as necessary. On February 14, 2007, the Company announced the principal conclusions of the Audit Committee’s review. The Company is working with its independent auditors, Ernst & Young LLP, to complete its restatement, and thereafter intends to seek comments from the Office of the Chief Accountant (the “OCA”) at the Securities and Exchange Commission. The Company intends to file its delayed quarterly reports on Form 10-Q for the quarters ended July 31, 2006, October 31, 2006, April 30, 2007 and July 31, 2007, and its delayed annual report on Form 10-K for fiscal year ended January 31, 2007, which will incorporate its restated financial statements, as soon as practicable after receiving comments from the OCA. There can be no assurance that the outcome of the Nasdaq Board’s review will be favorable to the Company or that the Company will remain listed on The Nasdaq Global Select Market.

A copy of the press release relating to this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release entitled “BEA Provides Update on Nasdaq Listing Qualification” dated September 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEA SYSTEMS, INC.

	By:	/s/ Mark P. Dentinger
Mark P. Dentinger
Executive Vice President and
Chief Financial Officer
Date: September 14, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release entitled “BEA Provides Update on Nasdaq Listing Qualification” dated September 14, 2007.